Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 12, 1999, in the Form S-1A Amended Registration Statement and related Prospectus of Chell Group Corporation (formerly named Networks North Inc.) for the registration of 7,400,385 shares of its common stock.


Toronto, Canada,                                   /s/ Ernst & Young
June 10, 2002                                      Chartered Accountants